SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                   FORM 8 - K


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported) July 22, 1999
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                         STERLING FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)



         Washington                   0-20800                  91-1572822
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       (State or Other        (Commission File Number)       (IRS Employer
       Jurisdiction of                                       Identification
       Incorporation)                                            Number)



                111 North Wall Street, Spokane, Washington 99201
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               (Address of Principal Executive Offices) (Zip Code)



     Registrant's Telephone Number, Including Area Code   (509) 458-3711
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     INFORMATION TO BE INCLUDED IN THE REPORT

     Item 5. Other Events
     --------------------

     Sterling Financial Corporation announces second quarter earnings for the period ended June 30, 1999.

     See attached information release.

     STERLING FINANCIAL CORPORATION

     FORM 8 - K


     S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   STERLING FINANCIAL CORPORATION
                                   (Registrant)

     July 28, 1999                 /s/ Daniel G. Byrne
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     Date                          Daniel G. Byrne
                                   Sr. Vice President, Finance and
                                     Assistant Secretary

     For Release July 22, 1999 9 a.m. PST        Contact:  Heidi B. Stanley
                                                                   358-6160

     STERLING FINANCIAL CORPORATION
     OF SPOKANE, WASHINGTON, ANNOUNCES
     1999 SECOND QUARTER EARNINGS

     Spokane, Washington July 22, 1999--Sterling Financial Corporation (NASDAQ:STSA) today announced net income of $3.2 million, or $0.40 per diluted share, for the three months ended June 30, 1999. This compares with a net loss of $873,000, or ($0.11) per diluted share, for the prior year's comparable period. Net income for the six months ended June 30, 1999 was $6.1 million, which compares with a net income of $2.0 million for the six months ended June 30, 1998. The June 1998 quarter was impacted by acquisition costs and other charges. The increase in net income is primarily due to increases in net interest and other income, coupled with the non-recurrence of branch conversion costs.

     Net interest income of $18.8 million for the three months ended
     June 30, 1999 reflected a 38.3% increase, compared with $13.6 million for the same period in the prior year. For the six months ended
     June 30, 1999, net interest income was $36.5 million, compared with $26.0 million for the same period in 1998. The increases in net interest income for the current three-month and six-month periods primarily were due to: (1) an increase in the volume of average interest-earning assets, which increased to $2.22 billion for the quarter ended June 30, 1999, compared with $1.89 billion for the comparable period a year ago; and (2) a lower cost of funding, which is primarily a result of the June 1998 KeyBank branch acquisition.

     Harold B. Gilkey, Chairman and CEO, stated, "We have made substantial progress in becoming more bank-like. Business and consumer loans now represent 38.0% of total loans and checking accounts represent 18.2% of deposits." He added that Sterling's net interest margin increased to 3.39% during the most recent quarter, the highest level in recent years.

     Total assets increased approximately 17.1% to $2.51 billion at June 30, 1999, compared with $2.14 billion at June 30, 1998. Net loans receivable increased 32.2% to $1.71 billion at June 30, 1999, compared with $1.29 billion at June 30, 1998. Total deposits increased 2.7% to $1.61 billion at June 30, 1999, compared with $1.57 billion at June 30, 1998.

     Mr. Gilkey also indicated that total loan production increased 39.3% for the first six months of 1999 to $655.0 million, compared with $470.3 million for the same period last year. Increases during the period primarily were in community bank-like loans, which include business banking, construction, consumer and commercial real estate.

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
     During the three months ended June 30, 1999, total loan production was $314.3 million, compared with $262.6 million for the same period in 1998.

     Other income was $3.1 million for the three months ended June 30, 1999, compared with $2.0 million for the three months ended June 30, 1998. For the six months ended June 30, 1999 and 1998, other income was $6.6 million and $5.0 million, respectively. The increases in both periods primarily were due to the fees and service charges from an increased level of checking accounts. Operating expenses were $15.7 million for the three months ended June 30, 1999, compared with $14.2 million for the three months ended June 30, 1998. Operating expenses were $31.6 million and $24.3 million for the six months ended June 30, 1999 and 1998, respectively. The increases in operating expenses during both periods primarily were due to increased personnel costs associated with new branches and with increased community bank lending staff.

     Sterling's return on average common equity was 10.69% for the three months ended June 30, 1999, compared with (3.06%) for the same period in 1998. Return on average common equity for the six months ended June 30, 1999 was 10.13%, compared with 3.48% for the same period in 1998. Return on average assets was 0.54% for the three months ended June 30, 1999, compared with (0.17%) for the three months ended
     June 30, 1998. Return on average assets was 0.51% for the six months ended June 30, 1999, compared with 0.20% for the six months ended June 30, 1998. The increases in these ratios were due to the aforementioned increases in net income.

     Delinquent loans as a percentage of total loans receivable were 0.55% at June 30, 1999, compared with 0.51% at June 30, 1998. Nonperforming assets were 0.53% of total assets at June 30, 1999, compared with 0.51% at June 30, 1998. Sterling's loan loss reserves were at 0.87% of net loans at June 30, 1999, a decrease from 1.11% at June 30, 1998.


     Sterling Financial Corporation of Spokane, Washington, is a savings and loan holding company which owns Sterling Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured stock savings association. Sterling Savings Bank, based in Spokane, Washington, has branches throughout Washington, Idaho, northwestern Oregon and western Montana. Through Sterling's wholly owned subsidiaries Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho and Montana. Sterling's subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities, through regional representatives throughout Sterling Savings' branch network.

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
     ANY TREND OR FORWARD-LOOKING INFORMATION INCLUDED IN THIS PRESS RELEASE IS SUBJECT TO NUMEROUS POSSIBLE RISKS AND UNCERTAINTIES. THESE INCLUDE, BUT ARE NOT LIMITED TO: THE POSSIBILITY OF ADVERSE ECONOMIC DEVELOPMENTS WHICH MAY, AMONG OTHER THINGS, INCREASE DEFAULT AND DELINQUENCY RISKS IN STERLING'S LOAN PORTFOLIOS; SHIFTS IN INTEREST RATES WHICH MAY RESULT IN LOWER INTEREST RATE MARGINS; CHANGES IN ACCOUNTING POLICIES; CHANGES IN THE MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; CHANGES IN THE REGULATORY AND COMPETITIVE ENVIRONMENT, AND OTHER RISKS. STERLING'S FUTURE RESULTS MAY DIFFER MATERIALLY FROM HISTORICAL RESULTS AS WELL AS FROM ANY TREND OR FORWARD-LOOKING INFORMATION INCLUDED IN THIS RELEASE.

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